                                      Amendments to the June 8th, 2004 Memorandum of Agreement

(Terms used herein have the meaning ascribed to them in the June 8th, 2004 Memorandum of Agreement)

1. Clause 3.7 of the MOA shall be amended to provide with effect from the Effective Date (subject to the proviso at the end of this paragraph 1)) that (i) the interest rate payable pursuant to the Phase IA Credit Facility Agreement, the Phase IB Credit Facility
Agreement and Tranche C of the Phase IB Advances will be increased as set forth in Exhibit 1 below and that (ii) the interest rate applicable to a EURO 48,300,000 principal amount due under the CDC Ordinary Loans and CDC Participatifs Loans will be increased as set forth in Exhibit 1 below; provided that interest accrued from the Effective Date at the increased interest rates shall be paid for the first time on the fifth day following the Share Capital Increase Date and thereafter on each interest payment date;

2. Clause 3.7 of the MOA shall be amended to provide that the final repayment date under the Phase IB Credit Facility Agreement and
Tranche C of Phase IB Advances shall be 5 November 2012;

3. The second paragraph of Clause 7.1.1 of the MOA shall be amended by the substitution of "30 September 2004" for "the expiry of the said one month period";

4. The proviso to the third paragraph of Clause 7.1.1 of the MOA shall be amended as follows:  "provided that the amount outstanding thereunder shall at no time fall below EURO 120 million and shall be reduced to EURO 110 million as at the Effective Date, the
EURO 10 million shortfall being permanently forgiven by TWDC as at the Effective Date.";

5. Clause 7.4 of the MOA shall be amended by the substitution of "1 December 2004" for "1
November 2004";

6. Other provisions of the MOA shall be amended as set forth in Exhibit 1 below; and

7. The definition of "Effective Date" contained in the MOA shall be amended by the substitution of "1

December 2004" for "1 November 2004" in the last paragraph of such definition.

Exhibit 1

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Interest                                   Margin over Euribor shall be increased to 300 bps on the Phase IA Credit
                                           Facility Agreement, the Phase IB Credit Facility Agreement and Tranche C of
                                           the IB Partners' Advances

                                           Interest rates applicable to principal amount of EURO 48.3 m due on CDC ordinary and participatif loans shall be increased by 200 bps.
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Call Protection                            From January 1, 2005 until December 31, 2007, prepayment under the Phase IA
                                           Credit Facility Agreement, the Phase IB Credit Facility Agreement and
                                           Tranche C of the IB Partners' Advances can be made, in whole only, at the following percentages of the then outstanding principal:

                                           From January 1, 2005 until December 31, 2005: 103%;
                                           From January 1, 2006 until December 31, 2006: 102%; and
                                           From January 1, 2007 until December 31, 2007: 101%.
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Standby Revolving Credit Facility          as of the Effective Date, EURO 10 m principal amount will be permanently forgiven under the Standby Revolving Credit Facility (it being understood that this will not affect references to the amount of EURO 110m, which will remain unchanged in Article 3.5 of the MOA relating to the Standby Revolving
                                           Credit Facility).
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CDC 2nd gate loan                          CDC 2nd gate loan interest in the amount of EURO 2.5 m per year from Financial
interest                                   Year 2005 to Financial Year 2012 will be permanently forgiven.
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Clause 7.8 of MOA                          "In the event of the Share Capital Increase Realisation and with effect from the Share Capital Increase Date:

                                           In consideration of TWDC's participation in the Euro Disney Group's financial restructuring, each of the Creditors hereby waives all rights, claims, or causes of action which it may now or hereafter have against TWDC or any of its officers, directors or employees by reason of any act or omission prior to the Signature Date in respect of Euro Disneyland in France
                                           (as defined in the Master Agreement), except where such right, claim or cause of action arises out of (a) a willful or fraudulent misrepresentation or (b) faute lourde (gross negligence) or (c) activities constituting a
                                           délit or a crime under French law, of TWDC or of the relevant officer, director or employee; and

                                           Each of the Creditors acknowledges and agrees that neither TWDC nor any of its officers, directors or employees is or will be considered, by reason of participating in any transaction comprised in the Euro Disney Group's financial restructuring, to be a guarantor of or surety for Euro Disney under the Bank Debt Agreements. This paragraph shall not be interpreted as a limitation of the terms and provisions of the previous paragraph."
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Restructuring Fee                          Article 7.2.1 of the MOA shall be amended by the substitution of "1%" for
                                           "0.80%", "0.25% for "0.20%" and "0.75%" for "0.60%".
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Increased Security                         The Company will endeavor to provide additional security in the form of an extension of the existing mortgage security on the ACP assets until 2012, provided, however, that this effort does not result in any additional cost exceeding EURO 100,000 (e.g. registration duties, notary fees, etc.).
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